CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Exhibit 4.29

AMENDMENT

This is to confirm the amendment to R&D AND CONSIGNMENT AGREEMENT (“the Agreement”) executed on March 29, 2018 between Toppan Inc. (“Toppan”) and VTS-Touchsensor Products Co., Ltd. (“Company”). Toppan and Company is referred to as a “Party”, and together, as the “Parties”.

1.	The Parties agree that the term of the Agreement shall be extended for additional twelve (12) months, ending March 31, 2023.
2.	The Parties agree to amend Section 5. (a) as below.

(a) The Company shall pay the fees in consideration for the Services (the “Fees”) provided by Toppan on a monthly basis (or per any fraction of month to be calculated on a daily basis, if the relevant month is not the whole month), in the amount of JPY 5,900,000 per month (exclusive of applicable consumption tax) for the Services rendered for the period from April 1, 2022 to March 31, 2023. The Parties hereby acknowledge that the amount of the Fees for the above period was calculated and the amount of the Fees after the above period shall be calculated, based on the following formula:

The monthly amount of the Fees shall be equal to the sum of the figures of (i) and (ii) below;

(i) the aggregate amount of monthly salaries of nine staff (subject to the adjustment in (b) below) (“Monthly Staff Cost”), multiplied by 2%, to cover general administrative costs of Toppan in connection with the Services; and

(ii) Monthly Staff Cost multiplied by Mark-Up Percentage. “Mark-Up Percentage” shall mean, 108% for the period from March 29, 2018 to March 31, 2020, and 107% thereafter.

Accordingly, the monthly amount of the Fees for the period from April 1, 2022 to March 31, 2023 shall be calculated as 109% of the Monthly Staff Cost.

3.	The Parties agree to replace Exhibit A and Exhibit B in the Agreement with Exhibit A and Exhibit B attached hereto.
4.	This amendment shall take effect as from April 1, 2022.
5.

This amendment may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. A signed copy of this amendment delivered by facsimile, email or other means of electronic transmission will be deemed to have the same legal effect as delivery of any original signed copy of this amendment.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

6.	Except as specifically provided herein, the Parties shall comply with the terms and conditions of the Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this instrument as of the dated indicated below.

April
Toppan Inc.		VTS-Touchsensor Products Co., Ltd.

Date:	April 1, 2022	Date:	April 1, 2022

By:	/s/ Kazunori Katsumura	By:	/s/ Junichi Otomo
Name: Kazunori Katsumura		Name: Junichi Otomo
Title: Executive Officer		Title: Managing Director
Deputy Head of Electronics Division

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Exhibit A

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

Exhibit  B

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